Exhibit 8.1





                                         Subsidiaries
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                                                            Jurisdiction
                                                          of Organization            Name
                                                       ------------------------  ------------
Ultragaz Participacoes S.A.                                    Brazil              Ultragaz
  Companhia Ultragaz S.A.                                      Brazil              Ultragaz
  SPGas Distribuidora de Gas S.A.                              Brazil              Ultragaz
  Bahiana Distribuidora de Gas Ltda.                           Brazil             Brasilgas
  Utingas Armazenadora S.A.                                    Brazil              Utingas
  LPG International Inc.                                 Cayman Islands              LPG
Oxiteno S.A. - Industria e Comercio                            Brazil              Oxiteno
  Oxiteno Nordeste S.A. - Industria e Comercio                 Brazil              Oxiteno
  Barrington S.L.                                              Spain              Barrington
     Canamex Quimicos S.A. de C.V.                             Mexico              Canamex
  Oxiteno International Co.                            Britain Virgin Islands      Oxiteno
     Oxiteno Overseas Co.                              Britain Virgin Islands      Oxiteno
Ultracargo - Operacoes Logisticas e Participacoes              Brazil
 Ltda.                                                                            Ultracargo
  Melamina Ultra S.A. Industria Quimica                        Brazil              Melamina
  Transultra - Armazenamento e Transporte                      Brazil
    Especializado Ltda.                                                           Transultra
  Terminal Quimico de Aratu S.A. - Tequimar                    Brazil              Tequimar
Imaven Imoveis e Agropecuaria Ltda.                            Brazil               Imaven


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